Exhibit 10.1
Execution Version
FOURTH AMENDMENT
     This FOURTH AMENDMENT, dated as of March 12, 2010 (this “Amendment”), is entered into by and between CKX, INC., a Delaware corporation (the “Borrower”), and BEAR STEARNS CORPORATE LENDING INC., as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”).
Preliminary Statements
     WHEREAS, reference is made to the Credit Agreement, dated as of May 24, 2006 (as amended by the First Amendment and Waiver, dated as of February 20, 2007, the Second Amendment, dated as of June 1, 2007, and the Third Amendment, dated as of September 27, 2007, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto from time to time, the Administrative Agent and the other Agents party thereto. Capitalized terms used but not otherwise defined herein are used with the meanings given in the Credit Agreement.
     WHEREAS, the Borrower has requested that the Credit Agreement be amended as herein set forth.
     WHEREAS, the Required Lenders are willing to consent to the amendment and waiver request described above on the terms and subject to the conditions set forth below.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION 1. Amendment to Credit Agreement.
     (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the following defined terms and their corresponding definitions: “New Term Loan Commitments”, “New Term Loan Facility Amendment”, “New Term Loan Facility Notice” and “New Term Loan Lender”.
     (b) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:
     “Fourth Amendment”: the Fourth Amendment, dated as of March 12, 2010, by and between the Borrower and the Administrative Agent (at the direction of the Required Lenders).
     “Fourth Amendment Effective Date”: the date on which the Fourth Amendment became effective in accordance with Section 2 thereof.
     (c) Section 1.1 of the Credit Agreement is hereby amended by inserting the following new sentence at the end of the definition of “Total Revolving Commitments”: “The amount of the Total Revolving Commitments from and after the Fourth Amendment Effective Date is $100,000,000.”
     (d) Section 2.6 of the Credit Agreement is hereby amended by adding the following proviso at the end of the first sentence thereof:

     “; provided, further, that the Borrower may provide any such notice required hereby in connection with the permanent reduction of the Revolving Commitments contemplated by the Fourth Amendment not later than 12:00 Noon, New York City time, on the date of such reduction”.
     (e) Section 2.15 of the Credit Agreement is hereby deleted in its entirety.
     (f) Section 6.10 of the Credit Agreement is hereby amended by deleting the words “obtains any New Term Loan Commitments in accordance with Section 2.15 or” appearing therein.
     (g) Section 8(k) of the Credit Agreement is hereby amended by (i) deleting clause (i) thereof in its entirety and (ii) renumbering clauses (ii), (iii) and (iv) thereof as (i), (ii) and (iii), respectively.
     (h) Section 10.1 of the Credit Agreement is hereby amended by deleting the words “and in Section 2.15” appearing therein.
     SECTION 2. Conditions to Effectiveness.
     The amendments contained in Section 1 shall not be effective unless and until each of the following conditions precedent is satisfied (the date on which such conditions are satisfied, the “Amendment Effective Date”):
     (a) the Administrative Agent shall have received counterparts of this Amendment executed by the Administrative Agent and the Borrower and counterparts of the Consent attached as Exhibit A hereto (the “Consent”) executed by each of the Subsidiary Guarantors;
     (b) the Administrative Agent shall have received executed counterparts of this Amendment or a signed authorization to execute this Amendment from the Required Lenders;
     (c) all fees and expenses then due and payable to any Agent or Lender under the Loan Documents or relating thereto (to the extent invoiced at least one Business Day prior) shall have been paid in full in immediately available funds;
     (d) each of the representations and warranties set forth in Section 3 below shall be true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or similar qualifier, in which case, it shall be true and correct in all respects);
     (e) no Default or Event of Default shall have occurred and be continuing, as certified by the Borrower;
     (f) the Administrative Agent shall have received an irrevocable written notice from the Borrower to permanently reduce the Revolving Commitments to $100,000,000; and
     (g) the Administrative Agent shall have received such other documents and instruments as it or any other Agent may reasonably request.
     SECTION 3. Representations and Warranties. The Borrower represents and warrants to the Agents and Lenders that:

     (a) Authority. The Borrower has the requisite power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement (as amended hereby) (the “Amended Agreement”) and the other transactions contemplated hereby and by the Amended Agreement. Each Subsidiary Guarantor has the requisite power and authority to execute, deliver and perform its obligations under the Consent and the Loan Documents, as amended hereby. The execution, delivery and performance by the Borrower of this Amendment and by the Guarantors of the Consent and the performance by the Borrower of this Amendment and the Amended Agreement and the other transactions contemplated hereby and by the Amended Agreement have been duly approved by all necessary corporate action of the Borrower, and no other corporate or other organizational proceedings or actions on the part of the Borrower or any Guarantor are necessary to consummate such transactions.
     (b) Enforceability. This Amendment has been duly executed and delivered by the Borrower, and the Consent has been duly executed and delivered by each Subsidiary Guarantor. When this Amendment becomes effective in accordance with its terms, this Amendment, the Amended Agreement and the Consent each will be the legal, valid and binding obligation of such party enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought in proceedings in equity or at law).
     (c) Representations and Warranties. The representations and warranties made by the Borrower in the Amended Agreement (other than any such representations and warranties that, by their terms, are specifically made as of an earlier date, in which case, such representation and warranties were true and correct as of such date) are and will be true and correct on and as of the date of this Amendment and the Amendment Effective Date as though made on and as of each such date.
     (d) No Conflicts. Neither the execution and delivery of this Amendment, nor the execution and delivery of the Consent, nor the consummation of the transactions contemplated hereby or thereby or by the Amended Agreement, nor the performance of and compliance with the terms and provisions hereof or of the Amended Agreement or the other Loan Documents by the Borrower or any Subsidiary Guarantors will, at the time of such performance, (i) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents, (ii) violate, contravene or materially conflict with any Requirement of Law (including, without limitation, Regulation U) or Contractual Obligation, except for any violation, contravention or conflict which could not reasonably be expected to have a Material Adverse Effect or (iii) result in or require the creation of any Lien (other than those permitted by the Loan Documents) upon or with respect to its properties. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution or delivery of this Agreement, the performance, validity or enforceability of this Agreement or the Amended Agreement or with the transactions contemplated hereby or by the Amended Agreement.
     (e) No Default. No event has occurred and is continuing that constitutes a Default or Event of Default.
     SECTION 4. Reference to and Effect on Credit Agreement.

     (a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Agreement. This Amendment is a Loan Document.
     (b) Except as specifically amended above, the Credit Agreement and the Guarantee and Collateral Agreement and the other Loan Documents are and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of the Credit Agreement or any other Loan Document.
     SECTION 5. Counterparts.
     This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or other electronic transmission (in “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.
     SECTION 6. Severability.
     Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     SECTION 7. Headings.
     Section headings set forth in this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
     SECTION 8. Governing Law.
     This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
[signature pages follow]

     IN WITNESS WHEREOF, the party hereto has caused this Amendment to be executed by its respective officers thereunto duly authorized, as of the date first written above.

CKX, INC.

By: Name:	/s/ Thomas P. Benson Thomas P. Benson
Title:	Chief Financial Officer, Executive Vice President and Treasurer

BEAR STEARNS CORPORATE LENDING INC., as Administrative Agent

By: JPMORGAN CHASE BANK, N.A., authorized signatory

By: Name:	/s/ Peter B. Thauer Peter B. Thauer
Title:	Executive Director
Consent